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                                                                    EXHIBIT 23.2




            Consent of Independent Registered Public Accounting Firm





We consent to the use of our report dated October 17, 2003 on the financial statements of SinoFresh HealthCare, Inc. for the period from October 15, 2002 (date of inception) to December 31, 2002 included herein on the registration statement of SinoFresh HealthCare, Inc. on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 5, 2005